CONTACTS:

Media Inquiries
Krista Sohm
(248) 435-7115
krista.sohm@meritor.com

Investor Inquiries
Carl Anderson
(248) 435-1588
carl.anderson@meritor.com

Meritor Reports First-Quarter Fiscal Year 2018 Results

Revenue Grows 29 Percent Year Over Year On Strong Markets and New Business

TROY, Mich. (Jan. 31, 2018) - Meritor, Inc. (NYSE: MTOR) today reported financial results for its first fiscal quarter ended Dec. 31, 2017.

First-Quarter Highlights

•	Sales of $903 million.

•	Net loss attributable to the company of $36 million and net loss from continuing operations attributable to the company of $35 million.

•	Diluted loss per share from continuing operations of $0.40.

•	Adjusted income from continuing operations attributable to the company of $55 million, or $0.62 per adjusted diluted share.

•	Adjusted EBITDA of $99 million and adjusted EBITDA margin of 11.0 percent.

First-Quarter Results
For the first quarter of fiscal year 2018, Meritor posted sales of $903 million, up $204 million, or approximately 29 percent, from the same period last year. The increase in sales was driven by higher truck production in all of our markets, with North America experiencing the largest increase, in addition to new business wins and favorable foreign currency impacts.
Net loss attributable to the company was $36 million, or $0.41 per diluted share, compared to net income attributable to the company of $15 million, or $0.17 per diluted share, in the same period last year. Net loss from continuing operations attributable to the company was $35 million, or $0.40 per diluted share, compared to net income from continuing operations attributable to the company of $15 million, or $0.17 per diluted share, in the same quarter last year. First quarter 2018 results include a $77 million non-cash tax expense as a result of the enactment of the Tax Cuts and Jobs Act.
Adjusted income from continuing operations attributable to the company in the first quarter of fiscal year 2018 was $55 million, or $0.62 per adjusted diluted share, compared to $22 million, or $0.25 per adjusted diluted share, in the same period last year.
Adjusted EBITDA was $99 million, compared to $64 million in the first quarter of fiscal year 2017. Adjusted EBITDA margin for the first quarter of fiscal year 2018 was 11.0 percent, compared to 9.2 percent in the same period last year. Higher adjusted EBITDA and adjusted EBITDA margin year over year was driven primarily by conversion on higher revenue and the favorable impact of changes to the company’s retiree medical benefits.
Cash provided by operating activities in the first quarter of fiscal year 2018 was $33 million compared to cash flow used for operating activities of $14 million in the same period a year ago. Free cash flow was $15 million compared to cash flow used of $31 million in the same period last year. Higher earnings helped drive cash flow performance in the first quarter of fiscal 2018.

First-Quarter Segment Results
Commercial Truck & Industrial sales for the first quarter of fiscal year 2018 were $738 million, up $199 million compared to the same period last year. The increase in sales was primarily driven by higher production in all of our markets, with North America experiencing the largest increase. In addition, we saw continued benefits from new business wins, as well as favorable foreign currency impacts this quarter due to the strengthening euro.
Segment adjusted EBITDA for the Commercial Truck & Industrial segment was $80 million for the quarter, up $38 million from the first quarter of fiscal year 2017. Segment adjusted EBITDA margin was 10.8 percent, up from 7.8 percent in the same period last year. The increases in both segment adjusted EBITDA and segment adjusted EBITDA margin were driven primarily by conversion on higher revenue and the favorable impact of changes to the company’s retiree medical benefits, partially offset by lower affiliate earnings from the Meritor WABCO sale.

The Aftermarket & Trailer segment posted sales of $195 million, up $11 million from the same period a year ago. The increase in sales was primarily driven by higher volumes across the segment.
Segment adjusted EBITDA for Aftermarket & Trailer was $21 million for the quarter, down $1 million from the first quarter of fiscal year 2017. Segment adjusted EBITDA margin decreased to 10.8 percent, compared to 12.0 percent in the same period last year. The decreases in segment adjusted EBITDA and segment adjusted EBITDA margin were driven in part by incremental investments supporting revenue growth initiatives.

Outlook for Fiscal Year 2018
The company is revising its guidance for fiscal year 2018 as follows:

•	Revenue to be in the range of $3.8 billion to $3.9 billion.

•
Net income attributable to the company and net income from continuing operations attributable to the company to be in the range of $120 million to $130 million (diluted earnings per share of $1.30 to $1.40).

•	Adjusted EBITDA margin to be in the range of 11.0 percent to 11.2 percent.

•	Adjusted diluted earnings per share from continuing operations to be in the range of $2.50 to $2.70.

•	Operating cash flow to be in the range of $210 million to $225 million.

•	Free cash flow to be in the range of $110 million to $125 million.
“Overall, this was an excellent quarter for us. We continue to drive strong operational execution, deliver new business wins and convert on stronger global markets,” said Jay Craig, CEO and president. “We are raising our financial guidance for the year to reflect the continued strength we expect in our results for fiscal 2018.”

First-Quarter Fiscal Year 2018 Conference Call
Meritor will host a conference call and webcast to discuss the company's first-quarter results for fiscal year 2018 on Wednesday, Jan. 31 at 10 a.m. ET.
To participate, call (844) 412-1003 at least 10 minutes prior to the start of the call. Please reference passcode 1049079 when registering. Investors can also listen to the conference call in real time or access a recording of the call for seven days after the event by visiting the investors page on meritor.com.
A replay of the call will be available starting at 1 p.m. ET on Jan. 31, until 1 p.m. ET on Feb. 7 by calling (855) 859-2056 (within the United States) or (404) 537-3406 for international calls. Please refer to replay passcode 1049079. To access the listen-only audio webcast, visit meritor.com and select the webcast link from the home page or the investors page.

About Meritor
Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets. With more than a 100-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers around the world. Meritor is based in Troy, Mich., United States, and is made up of approximately 8,200 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 19 countries. Meritor common stock is traded on the New York Stock Exchange under the ticker symbol MTOR. For important information, visit the company's website at www.meritor.com.

Forward-Looking Statement
This release contains statements relating to future results of the Company that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to reliance on major OEM customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; our ability to manage possible adverse effects on our European operations, or financing arrangements related thereto following the United Kingdom's decision to exit the European Union or, in the event one or more other countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); risks related to our joint ventures; rising costs of pension benefits; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; our ability to successfully integrate the products and technologies of FABCO Holdings, Inc. and future results of such acquisition, including its generation of revenue and it being accretive; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle productions in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of our Company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental, asbestos-related, or other matters; the actual impacts of our modifications to benefits provided to certain former union employee retirees on the company’s balance sheet, earnings and amount of cash payments; possible changes in accounting rules; ineffective internal controls; and other substantial costs, risks and uncertainties, including but not limited to those detailed in our

Annual Report on Form 10-K for the year ended September 30, 2017, as amended and from time to time in other filings of the Company with the SEC. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters generally end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

Non-GAAP Financial Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), we have provided information regarding non-GAAP financial measures. These non-GAAP financial measures include adjusted income (loss) from continuing operations attributable to the company, adjusted diluted earnings (loss) per share from continuing operations, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA, segment adjusted EBITDA margin, free cash flow and net debt.
         Adjusted income (loss) from continuing operations attributable to the company and adjusted diluted earnings (loss) per share from continuing operations are defined as reported income (loss) from continuing operations and reported diluted earnings (loss) per share from continuing operations before restructuring expenses, asset impairment charges, non-cash tax expense related to the use of deferred tax assets in jurisdictions with net operating loss carry forwards, and other special items as determined by management. Adjusted EBITDA is defined as income (loss) from continuing operations before interest, income taxes, depreciation and amortization, non-controlling interests in consolidated joint ventures, loss on sale of receivables, restructuring expenses, asset impairment charges and other special items as determined by management. Adjusted EBITDA margin is defined as adjusted EBITDA divided by consolidated sales from continuing operations. Segment adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization, noncontrolling interests in consolidated joint ventures, loss on sale of receivables, restructuring expense, asset impairment charges and other special items as determined by management. Segment adjusted EBITDA excludes unallocated legacy and corporate expense (income), net. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by consolidated sales from continuing operations, either in the aggregate or by segment as applicable. Free cash flow is defined as cash flows provided by (used for) operating activities less capital expenditures. Net debt is defined as total debt less cash and cash equivalents.
         Management believes these non-GAAP financial measures are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA, segment adjusted EBITDA margin, adjusted income (loss) from continuing operations attributable to the company and adjusted diluted earnings (loss) per share from continuing operations are meaningful measures of performance to investors as they are commonly utilized to analyze financial performance in our industry, perform analytical comparisons, benchmark performance between periods and measure our performance against externally communicated targets.
    Free cash flow is used by investors and management to analyze our ability to service and repay debt and return value directly to shareholders. Net debt over adjusted EBITDA is a specific financial measure in our current M2019 plan used to measure the company’s leverage in order to assist management in its assessment of appropriate allocation of capital.
    Management uses the aforementioned non-GAAP financial measures for planning and forecasting purposes, and segment adjusted EBITDA is also used as the primary basis for the chief operating decision maker to evaluate the performance of each of our reportable segments.
    Our Board of Directors uses adjusted EBITDA margin, free cash flow, adjusted diluted earnings (loss) per share from continuing operations and net debt over adjusted EBITDA as key metrics to determine management’s performance under our performance-based compensation plans.
Adjusted income (loss) from continuing operations attributable to the company, adjusted diluted earnings (loss) per share from continuing operations, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA and segment adjusted EBITDA margin should not be considered a substitute for the reported results prepared in accordance with GAAP and should not be considered as an alternative to net income as an indicator of our financial performance. Free cash flow should not be considered a substitute for cash provided by (used for) operating activities, or other cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, this non-GAAP cash flow measure does not reflect cash used to repay debt or cash received from the divestitures of businesses or sales of other assets and thus does not reflect funds available for investment or other discretionary uses. Net debt should not be considered a substitute for total debt as reported on the balance sheet. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

MERITOR, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended December 31,
	2017	2016
Sales	$903	$699
Cost of sales	(763)	(610)
GROSS MARGIN	140	89
Selling, general and administrative	(67)	(53)
Restructuring costs	(2)	—
Other operating expense, net	(1)	(3)
OPERATING INCOME	70	33
Other expense, net	(1)	—
Equity in earnings of affiliates	5	10
Interest expense, net	(24)	(21)
INCOME BEFORE INCOME TAXES	50	22
Provision for income taxes	(83)	(6)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(33)	16
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(1)	—
NET INCOME (LOSS)	(34)	16
Less: Net income attributable to noncontrolling interests	(2)	(1)
NET INCOME (LOSS) ATTRIBUTABLE TO MERITOR, INC.	$(36)	$15

NET INCOME (LOSS) ATTRIBUTABLE TO MERITOR, INC.
Net income (loss) from continuing operations	$(35)	$15
Loss from discontinued operations	(1)	—
Net income (loss)	$(36)	$15

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$(0.40)	$0.17
Discontinued operations	(0.01)	—
Diluted earnings (loss) per share	$(0.41)	$0.17

Diluted average common shares outstanding	88.6	88.5

MERITOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
(in millions)

	December 31, 2017	September 30, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents (1)	$116	$88
Receivables, trade and other, net (1)	456	789
Inventories (1)	427	378
Other current assets	43	43
TOTAL CURRENT ASSETS	1,042	1,298
NET PROPERTY (1)	464	474
GOODWILL (1)	414	414
OTHER ASSETS (1)	525	596
TOTAL ASSETS	$2,445	$2,782
LIABILITIES, MEZZANINE EQUITY AND EQUITY
CURRENT LIABILITIES:
Short-term debt	$63	$288
Accounts and notes payable (1)	592	622
Other current liabilities	238	272
TOTAL CURRENT LIABILITIES	893	1,182
LONG-TERM DEBT	751	750
RETIREMENT BENEFITS	298	314
OTHER LIABILITIES	238	239
TOTAL LIABILITIES	2,180	2,485
MEZZANINE EQUITY:
Convertible debt with cash settlement	2	2
EQUITY:
Common stock (December 31, 2017 and September 30, 2017, 102.0 and 101.4 shares issued and 89.2 and 88.6 shares outstanding, respectively)	102	101
Additional paid-in capital	770	765
Retained earnings	47	83
Treasury stock, at cost (at both December 31, 2017 and September 30, 2017, 12.8 shares)	(136)	(136)
Accumulated other comprehensive loss	(550)	(545)
Total equity attributable to Meritor, Inc.	233	268
Noncontrolling interests (1)	30	27
TOTAL EQUITY	263	295
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,445	$2,782
(1) As of December 31, 2017, Assets and liabilities held for sale were: (i) $3 million Cash and cash equivalents; (ii) $14 million Receivables, trade and other, net; (iii) $2 million Inventories; (iv) $3 million Net property; (v) $1 million Goodwill; (vi) $1 million Other assets; (vii) $15 million Accounts and notes payable; and (viii) $2 million Noncontrolling interests. As of September 30, 2017, Assets and liabilities held for sale were: (i) $1 million Cash and cash equivalents; (ii) $13 million Receivables, trade and other, net; (iii) $2 million Inventories; (iv) $3 million Net property; (v) $1 million Goodwill; (vi) $1 million Other assets; (vii) $12 million Accounts and notes payable; and (viii) $2 million Noncontrolling interests.

MERITOR, INC.
ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA-RECONCILIATION
Non-GAAP
AND
CONSOLIDATED BUSINESS SEGMENT SALES INFORMATION
(Unaudited)
(dollars in millions)

	Three Months Ended December 31,
	2017	2016
Net income (loss) attributable to Meritor, Inc.	$(36)	$15
Loss from discontinued operations, net of tax, attributable to Meritor, Inc.	1	—
Income (loss) from continuing operations, net of tax, attributable to Meritor, Inc.	$(35)	$15
Interest expense, net	24	21
Provision for income taxes	83	6
Depreciation and amortization	21	17
Noncontrolling interests	2	1
Loss on sale of receivables	2	1
Asset impairment charges	—	3
Restructuring costs	2	—
Adjusted EBITDA	$99	$64

Adjusted EBITDA margin (1)	11.0%	9.2%

Unallocated legacy and corporate expense (income), net (2)	2	—
Segment adjusted EBITDA	$101	$64

Commercial Truck & Industrial
Segment adjusted EBITDA	$80	$42
Segment adjusted EBITDA margin (3)	10.8%	7.8%

Aftermarket & Trailer
Segment adjusted EBITDA	$21	$22
Segment adjusted EBITDA margin (3)	10.8%	12.0%

Sales:
Commercial Truck & Industrial	$738	$539
Aftermarket & Trailer	195	184
Intersegment Sales	(30)	(24)
Total Sales	$903	$699
(1) Adjusted EBITDA margin equals adjusted EBITDA divided by consolidated sales from continuing operations.
(2) Unallocated legacy and corporate expense (income), net represents items that are not directly related to the company's business segments. These items primarily include asbestos-related charges and settlements, pension and retiree medical costs associated with sold businesses, and other legacy costs for environmental and product liability.
(3) Segment adjusted EBITDA margin equals segment adjusted EBITDA divided by consolidated sales from continuing operations, either in the aggregate or by segment as applicable.

MERITOR, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended December 31,
	2017	2016
OPERATING ACTIVITIES
Income (loss) from continuing operations	$(33)	$16
Adjustments to income (loss) from continuing operations to arrive at cash provided by (used for) operating activities:
Depreciation and amortization	21	17
Deferred income tax expense	73	4
Restructuring costs	2	—
Loss on debt extinguishment	8	—
Equity in earnings of affiliates	(5)	(10)
Asset impairment charges	—	3
Pension and retiree medical expense (income)	(8)	4
Other adjustments to income from continuing operations	5	4
Dividends received from equity method investments	6	5
Pension and retiree medical contributions	(12)	(10)
Restructuring payments	(3)	(3)
Changes in off-balance sheet accounts receivable securitization and factoring programs	55	39
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, foreign currency adjustments and discontinued operations	(76)	(84)
Operating cash flows provided by (used for) continuing operations	33	(15)
Operating cash flows provided by discontinued operations	—	1
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	33	(14)
INVESTING ACTIVITIES
Capital expenditures	(18)	(17)
Proceeds from prior year sale of equity method investment	250	—
Cash paid for investment in Transportation Power, Inc.	(3)	—
Net investing cash flows provided by discontinued operations	—	2
CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	229	(15)
FINANCING ACTIVITIES
Borrowing and securitization	(51)	—
Redemption of notes	(181)	—
Other financing activities	(1)	(4)
CASH USED FOR FINANCING ACTIVITIES	(233)	(4)
EFFECT OF CHANGES IN FOREIGN CURRENCY EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(1)	(2)
CHANGE IN CASH AND CASH EQUIVALENTS	28	(35)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	88	160
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$116	$125

MERITOR, INC.
ADJUSTED INCOME AND EARNINGS PER SHARE — RECONCILIATION
Non-GAAP
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,
	2017	2016
Income (loss) from continuing operations attributable to Meritor, Inc.	$(35)	$15
Adjustments:
Restructuring costs	2	—
Loss on debt extinguishment	8	—
Asset impairment charges, net of noncontrolling interests	—	2
Non-cash tax expense (1)	5	5
US. tax reform impacts (2)	77	—
Income tax benefits	(2)	—
Adjusted income from continuing operations attributable to Meritor, Inc.	$55	$22

Diluted earnings (loss) per share from continuing operations	$(0.40)	$0.17
Impact of adjustments on diluted earnings per share	1.02	0.08
Adjusted diluted earnings per share from continuing operations	$0.62	$0.25

Diluted average common shares outstanding	88.6	88.5
(1) Represents tax expense related to the use of deferred tax assets in jurisdictions with net operating loss carry forwards.
(2) The three months ended December 31, 2017 include $43 million of non-cash tax expense related to the remeasurement of our deferred tax attributes as a result of the U.S. tax reform and $34 million of non-cash tax expense related to the one-time deemed repatriation of accumulated foreign earnings, which has no cash tax impact due to the use of foreign tax credits.

MERITOR, INC.
FREE CASH FLOW — RECONCILIATION
Non-GAAP
(Unaudited, in millions)

	Three Months Ended December 31,
	2017	2016
Cash provided by (used for) operating activities	$33	$(14)
Capital expenditures	(18)	(17)
Free cash flow	$15	$(31)

MERITOR, INC.
OUTLOOK FOR FISCAL YEAR 2018— RECONCILIATIONS
Non-GAAP
(Unaudited)
(in millions, except per share amounts)

Fiscal Year
2018 Outlook (1)
Net income attributable to Meritor, Inc.	$120-$130
Loss from Discontinued Operations, net of tax, attributable to Meritor, Inc.	—
Income from Continuing Operations, net of tax, attributable to Meritor, Inc.	$120-$130
Interest expense, net	~65
Provision for income taxes	135-145
Depreciation and amortization	~80
Restructuring	~5
Other (noncontrolling interests, loss on sale of receivables, etc.)	~10
Adjusted EBITDA	$415-$435

Sales	$3,800-$3,900

Adjusted EBITDA margin (2)	11.0%-11.2%

Diluted earnings per share from continuing operations	$1.30-$1.40
Adjustments:
Restructuring costs	~0.05
Loss on debt extinguishment	~0.05
Non-cash tax expense (3)	1.10-1.20
Adjusted diluted earnings per share from continuing operations	$2.50-$2.70

Diluted average common shares outstanding	92.0

Cash flows provided by operating activities	$210-$225
Capital expenditures	~(100)
Free cash flow	$110-$125
(1) Amounts are approximate.
(2) Adjusted EBITDA margin equals adjusted EBITDA divided by consolidated sales from continuing operations.
(3) Represents tax expense related to the use of deferred tax assets in jurisdictions with net operating loss carry forwards and the Tax Cuts and Jobs Act impact.

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